UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Adolor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 26, 2010

Dear Adolor Stockholder:

        It is my pleasure to invite you to Adolor's 2010 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, May 18, 2010, at 8:30 a.m., Philadelphia time, at our corporate headquarters at 700 Pennsylvania Drive, Exton, PA 19341.

        During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows, update you on important developments in our business and respond to any questions that you may have about the Company.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Notice of Internet Availability of Proxy Materials.

        On behalf of your Board of Directors, thank you for your continued support and interest in Adolor. I look forward to seeing you at the meeting on May 18.

Very truly yours,

Michael R. Dougherty President and Chief Executive Officer

ADOLOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2010

TO THE STOCKHOLDERS OF ADOLOR CORPORATION:

        The Annual Meeting of Stockholders of Adolor Corporation will be held at the Company's corporate headquarters, 700 Pennsylvania Drive, Exton, PA 19341, on Tuesday, May 18, 2010, at 8:30 a.m., Philadelphia time. At the meeting, the holders of the Company's outstanding Common Stock will act upon the following matters:

  1.
  To elect the three Class III directors named in the attached Proxy Statement to hold office until the Annual Meeting of Stockholders in 2013;

  2.
  To ratify the appointment of KPMG LLP as independent registered public accountants for the year ending December 31, 2010; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        All stockholders of record as of the close of business on March 22, 2010, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company's corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

        This Notice of Annual Meeting, the Proxy Statement and our annual report to stockholders for the year ended December 31, 2009 are available at www.stocktrans.com/eproxy/adolor2010. Information included on this website, other than the Notice of Annual Meeting, the Proxy Statement and the annual report to stockholders for the year ended December 31, 2009 (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009), is not part of the proxy soliciting materials.

By Order of the Board of Directors,
JOHN M. LIMONGELLI Secretary

Exton, Pennsylvania
March 26, 2010

EACH STOCKHOLDER IS URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING
THE PROXY CARD IN THE ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET
OR BY TELEPHONE, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE
REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER
DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED,
REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Page
About the Meeting	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the meeting?	1
What are the voting rights of the holders of Adolor Common Stock?	1
Who can attend the meeting?	1
What constitutes a "quorum"?	1
How do I vote my shares?	2
Can I change my vote after I have submitted my proxy?	2
What are the Board's recommendations?	2
What vote is required to approve each item?	2
Governance of the Company	4
Who are the current members of the Board?	4
What is the Board's leadership structure and why was it chosen?	4
How often did the Board meet during fiscal 2009?	4
What is the role of the Board's committees?	5
What is the Board's role in the oversight of risk and the Company's risk management practices?	5
How does the Board select nominees for the Board?	6
Does the Governance and Nominating Committee consider diversity in identifying nominees for Director?	7
How does the Board determine which directors are considered independent?	7
What processes and procedures does the Compensation Committee follow in considering and determining executive officer and non-employee director compensation?	7
Has the Company considered whether its compensation policies and practices are reasonably likely to have a material adverse effect on the Company?	8
How are directors compensated?	8
How do stockholders communicate with the Board?	8
Does the Company have a "Code of Ethics"?	9
Does the Company have a policy and/or procedures related to the review, approval or ratification of transactions with related parties?	9
Does the Company have a mandatory retirement age for directors?	9
Does the Company have a Pre-approval Policy regarding services to be provided by the independent registered public accountant?	9
How much did the Company pay to its independent registered public accountant for non-audit services?	10
Where can I find more information about the corporate governance practices of the Company?	10
Report of the Audit Committee	11
Compensation of Executive Officers and Directors	13
Compensation Discussion and Analysis	13
Report of the Compensation Committee	21
Compensation Committee Interlocks and Insider Participation	21
Executive Compensation Tables	22
2009 Potential Payments Upon Termination or Change in Control	28
Non-employee Director Compensation	31
Stock Ownership	33
Security Ownership of Certain Beneficial Owners and Management	33
Section 16(a) Beneficial Ownership Reporting Compliance	35
Item 1—Election of Class III Directors	36
Item 2—Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for the Year Ending December 31, 2010	43
Other Matters	44
Additional Information	44

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2010

        Our 2010 Notice of Annual Meeting and Proxy Statement and 2009 annual report to stockholders (including our Annual Report on Form 10-K for the year ended December 31, 2009) are available at www.stocktrans.com/eproxy/adolor2010.

        Please see "About the Annual Meeting" beginning on page 1 of this Proxy Statement for the following information:

  •
  Date, time and location of the 2010 Annual Meeting of Stockholders;

  •
  How to obtain directions to the meeting;

  •
  How to vote in person at the meeting;

  •
  An identification of each separate matter to be acted on at the Annual Meeting; and

  •
  The recommendations of our Board of Directors regarding those matters.

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our Notice of Annual Meeting and Proxy Statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

ADOLOR CORPORATION
700 Pennsylvania Drive
Exton, PA 19341

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Adolor Corporation (the "Company" or "Adolor"), for use at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate headquarters at the above address on Tuesday, May 18, 2010, at 8:30 a.m., Philadelphia time, and any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are being distributed to stockholders on or about April 5, 2010.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of the three Class III directors named herein and the ratification of the appointment of KPMG LLP ("KPMG") as independent registered public accountants for the year ending December 31, 2010. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on March 22, 2010, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the meeting. The Company's transfer agent, StockTrans, Inc., will tally the vote and certify the results.

What are the voting rights of the holders of Adolor Common Stock?

        Each outstanding share of Adolor Common Stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

        Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. If you need directions to the Annual Meeting, please contact the Company's Investor Relations Department at (484) 595-1500.

        Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a "quorum"?

        A "quorum" is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date and entitled to vote. There must be a quorum present for the meeting to be held. As of the record date, 46,352,683 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 23,176,342 votes will be required to establish a quorum.

        Proxies received but marked as "Abstain" or "Withhold" and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum exists. Broker non-votes occur when shares held by a broker are not voted with respect to an item because the broker has not received voting instructions from the stockholder and the broker lacks the authority to vote the shares at his/her discretion.

How do I vote my shares?

        If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

        If you are a registered stockholder (that is, if you hold your stock in certificate form), you also may vote by telephone, or electronically via the Internet, by following the instructions provided in the Notice. The deadline for voting by telephone or electronically is 11:59 p.m., Philadelphia time, on May 17, 2010. If your shares are held in "street name," please contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I have submitted my proxy?

        Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date (or by submitting a new proxy via the Internet or by telephone). If you attend the meeting in person, you may request that the powers of the proxy holders be suspended with respect to your shares, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  •
  FOR the election of the nominated slate of Class III directors (see Item 1); and

  •
  FOR the ratification of appointment of KPMG as independent registered public accountants for the year ending December 31, 2010 (see Item 2).

        With respect to any other matter that properly comes before the meeting, the persons named as proxy holders on the proxy card will vote as recommended by the Board or, if no recommendation is given, at their own discretion. Unless you give other instructions on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board.

What vote is required to approve each item?

        Item 1:    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each of the Class III directors. A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. As a result, the director nominees receiving the highest number of votes will be elected to the Board.

        Item 2:    The affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for approval. A properly executed proxy marked "Abstain" with respect to this matter will have the effect of a vote against such matter. Broker non-votes on an item are not counted as shares present and entitled to vote and therefore will not be taken into account in determining the outcome of the vote.

        Your vote is important. Regardless of whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy card, or submit your proxy via the Internet or by telephone. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy card from the broker or bank assigning voting rights to you for your shares.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The members of the Board of Directors on the date of this Proxy Statement, and the Committees of the Board on which they serve, are identified below:

Director	Compensation Committee	Audit Committee	Governance and Nominating Committee
Armando Anido			**
Michael R. Dougherty
Georges Gemayel, Ph.D.		*	*
Paul Goddard, Ph.D.	*
George V. Hager, Jr.		**
David M. Madden†
Guido Magni, M.D., Ph.D.			*
Claude H. Nash, Ph.D.	**
Donald Nickelson	*	*

*
Member

**
Chair

†
Chairman of the Board

Each of the above directors, with the exception of Mr. Dougherty, is considered independent. See "How does the Board determine which directors are considered independent?" below.

What is the Board's leadership structure and why was it chosen?

        The Board is led by its Chairman, Mr. Madden, who is considered to be an independent director. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure for the Company at this time. Having an independent chair of Adolor is a means to ensure that the Chief Executive Officer is accountable for managing the Company in the best interests of stockholders while, at the same time, acknowledging that managing the Board is a separate and time intensive responsibility. The Board also believes that an independent chair can serve to curb conflicts of interests, promote oversight of risk and manage the relationship between the Board and the Chief Executive Officer.

How often did the Board meet during fiscal 2009?

        The Board of Directors of the Company met five times during the fiscal year ended December 31, 2009. The Audit, Compensation, and Governance and Nominating Committees met five, four and two times, respectively, during this same period. Each director attended greater than seventy-five percent of the meetings of the Board of Directors and the respective Committee or Committees on which he served during such period. Each director is expected to regularly attend meetings of the Board and his respective Committees, with the understanding that on occasion a director may be unable to attend a meeting.

        All directors are expected to make every reasonable effort to attend the Annual Meeting of Stockholders. All of the directors of the Company as of May 12, 2009, attended the 2009 Annual Meeting of Stockholders, with the exception of Mr. Anido. We expect that all of the nominees for election will attend the 2010 Annual Meeting on May 18, 2010.

 What is the role of the Board's committees?

        The bylaws of the Company provide that the Board may designate committees by resolution, each of which shall consist of one or more directors. The Board presently has standing Audit, Compensation, and Governance and Nominating Committees.

        Audit Committee.    The functions of the Audit Committee are described in detail below under the heading "Report of the Audit Committee." The charter of the Audit Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Audit Committee met five times during fiscal 2009.

        Mr. Hager has chaired the Audit Committee since 2005. Mr. Hager is qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission ("SEC") regulations. In addition, the Board has determined, in accordance with the listing standards of the NASDAQ Global Market, that Mr. Hager meets the standards of financial sophistication set forth therein and that each other member of the Audit Committee is able to read and understand fundamental financial statements.

        All of the members of the Audit Committee are independent within the meaning of SEC regulations, Rule 4200(a)(15) of the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

        Compensation Committee.    The Compensation Committee annually reviews the performance and total compensation package for the Company's executive officers, including the Chief Executive Officer; considers the modification of existing compensation and employee benefit programs, and the adoption of new plans; administers the terms and provisions of the Company's equity compensation plans; and reviews the compensation and benefits of non-employee directors. The charter of the Compensation Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Compensation Committee met four times during 2009. All of the members of the Compensation Committee are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

        Governance and Nominating Committee.    The Governance and Nominating Committee (the "Nominating Committee") is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Nominating Committee also prepares and supervises the Board's review of director independence and the Board's performance evaluation. The charter of the Nominating Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Nominating Committee met two times during fiscal 2009. All of the members of the Nominating Committee are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

What is the Board's role in the oversight of risk and the Company's risk management practices?

        The Board and its committees play an active role in the oversight of risk and the Company's risk management practices. The Audit Committee primarily is responsible for review of financial and compliance risks, with the full Board responsible for other risks. Because of its size and available resources, the Company does not have a dedicated risk management function; rather, certain employees within the Company are charged with responsibility for specific risk areas including operational risks, liquidity risks, legal risks and compliance risks. These individuals make regular reports to the Board and the Audit Committee on their areas of risk oversight. In addition, the Company's Chief Compliance Officer has a direct reporting relationship to the Audit Committee.

How does the Board select nominees for the Board?

        The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating Committee is authorized to retain third-party executive search firms to identify candidates as necessary. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary in writing and provide the information set forth in Section 1.1.10 of the Company's bylaws. The Nominating Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company's bylaws relating to stockholder nominations as described in "Additional Information—Advance Notice Provisions," below.

        Once a prospective nominee has been identified, the Nominating Committee makes an initial determination (which may include input from the Chairman of the Board) as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request that a third-party search firm gather additional information about the prospective nominee's background and experience and report its findings to the Nominating Committee. The Nominating Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines and its policy on consideration of director candidates, including:

  •
  the ability of the prospective nominee to represent the best interests of all of the stockholders of the Company;

  •
  the prospective nominee's standards of integrity, ethics, commitment and independence of thought and judgment;

  •
  the prospective nominee's record of professional accomplishment in his/her chosen field;

  •
  the prospective nominee's independence from a material personal, financial or professional interest in any present or potential competitor of the Company;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties on the Board and its Committees, including the prospective nominee's service on other public company boards; and

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise currently present on the Board.

        The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Does the Governance and Nominating Committee consider diversity in identifying nominees for director?

        The Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating Committee does not have a formal policy in this regard, as discussed above, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

How does the Board determine which directors are considered independent?

        Pursuant to the Company's Corporate Governance Guidelines, the Nominating Committee is charged with undertaking an annual review of director independence. Under the Guidelines, at least a majority of the directors must satisfy the "independence" requirements of the Securities Exchange Act of 1934 and the NASDAQ Global Market, and all members of the Audit Committee must meet the specific independence requirements for audit committee members under the Sarbanes-Oxley Act of 2002 and the NASDAQ Global Market regulations.

        In February 2010, the Nominating Committee undertook its review of director independence. During this review, the Nominating Committee considered whether any transactions and relationships existed between each director or any member of his immediate family and the Company. The Nominating Committee also examined whether any transactions or relationships were present between directors and members of the Company's senior management. The purpose of this review was to determine whether any such transactions or relationships exist and, if so, whether any such transactions or relationships were inconsistent with a determination that the director is independent. There were no such transactions or relationships in 2009.

        As a result of the review conducted by the Nominating Committee, the Board affirmatively determined that all of the directors are independent, with the exception of Mr. Dougherty. Mr. Dougherty is considered an inside director because of his employment as an executive of the Company.

What processes and procedures does the Compensation Committee follow in considering and determining executive officer and non-employee director compensation?

        Under its charter, the Compensation Committee has the authority to review and determine executive officer and non-employee director compensation. Specifically, the charter provides that the Compensation Committee shall:

  •
  review and approve the corporate objectives relevant to the compensation of the Company's executive officers;

  •
  evaluate the CEO's performance in light of these goals and objectives and, based on this evaluation, set the CEO's compensation level and components;

  •
  review and approve the compensation level and components for the other executive officers of the Company;

  •
  approve any employment agreements, consulting arrangements, severance or retirement arrangements and/or change-in-control agreements or provisions covering any executive officer of the Company; and

  •
  periodically review and make recommendations to the Board regarding non-employee director compensation.

        To assist it in carrying out its responsibilities in 2009, the Compensation Committee retained Radford Surveys + Consulting ("Radford"), an outside compensation consulting firm affiliated with Aon. Specifically, the Compensation Committee engaged Radford to provide information, analyses and advice on all matters related to the compensation of the Company's executive officers.

        With respect to non-employee director compensation, Radford provides publicly-available information with respect to director cash retainer fees, annual equity compensation, committee service fees and per meeting fees, among other things, at comparable companies.

        The Compensation Committee considers the advice of Radford and, in certain instances, the recommendations of management, before it determines executive and non-employee director compensation. Following approval, the Compensation Committee submits its compensation decisions to the independent members of the Board for ratification. For additional information concerning executive officer and non-employee director compensation, please see the "Compensation of Executive Officers and Directors—Compensation Discussion and Analysis" beginning on page 13 of this Proxy Statement.

        The Compensation Committee has the authority to delegate all or a portion of its duties and authority related to executive compensation to subcommittees. In 2009, the Compensation Committee did not exercise this right to delegate authority.

Has the Company considered whether its compensation policies and practices are reasonably likely to have a material adverse effect on the Company?

        Although recently there has been increased scrutiny of risk and whether companies' compensation programs contribute to unnecessary risk taking, the Company has historically maintained a level of prudence associated with its compensation programs and expects to continue to do so. The Company has evaluated whether its executive and broad-based compensation programs contribute to unnecessary risk taking and has concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

How are directors compensated?

        The Company compensates its non-employee directors through a mix of base cash compensation, restricted shares paid in lieu of cash compensation and stock option grants. For a more complete description of our compensation program for non-executive directors, including details of amounts earned in 2009, please see the "Non-employee Director Compensation" beginning on page 31 of this Proxy Statement.

How do stockholders communicate with the Board?

        Stockholders may communicate with the Company's Board by sending their communications to Adolor Corporation Board of Directors, c/o Secretary, 700 Pennsylvania Drive, Exton, PA 19341. The Nominating Committee has approved a process for handling letters received by the Company and addressed to independent members of the Board. Under that process, the Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or its committees or that he otherwise determines require the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Chief Compliance Officer and handled in accordance with procedures established by the Audit Committee with respect to such matters.

 Does the Company have a "Code of Ethics"?

        The Company has a Code of Business Conduct that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct also covers financial and non-financial business practices and procedures and applies to the Company's CEO, Chief Financial Officer and certain other employees of the Company responsible for accounting and financial reporting. The Code of Business Conduct is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance" and then "Code of Business Conduct." The Company intends to post amendments to, or waivers from, its Code of Business Conduct (if any and to the extent applicable to the Company's CEO, principal financial officer or principal accounting officer) at this location on its website.

Does the Company have a policy and/or procedures related to the review, approval or ratification of transactions with related parties?

        Yes. Under its charter, the Audit Committee is responsible for reviewing and approving all related-party transactions that would require disclosure under SEC rules. Under these rules and the Company's policy, a "related-party transaction" is a transaction in which the Company participates and in which a related party has a direct or indirect material financial interest, other than transactions involving less than $120,000 in any calendar year. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction, as well as any other factors the Audit Committee deems appropriate. During 2009, there were no related-party transactions that were required to be approved by the Audit Committee or disclosed in this Proxy Statement.

Does the Company have a mandatory retirement age for directors?

        No. The Nominating Committee conducts a rigorous evaluation of the Board and its Committees that it believes provides a sound basis for determining if each director continues to be an active and positive contributor to the Board. Directors who do not actively and positively contribute to the Board, regardless of age, will not be nominated for re-election at the Annual Meeting or will be asked to resign from the Board.

Does the Company have a Pre-approval Policy regarding services to be provided by the independent registered public accountant?

        Under the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accountant. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountant to assure that the provision of such services does not impair the registered public accountant's independence from the Company. To implement these provisions of Sarbanes-Oxley, the SEC has issued rules specifying the types of services that an independent registered public accountant may not provide to its audit client, as well as the audit committee's administration of the engagement of the independent registered public accountant. Accordingly, the Audit Committee has adopted, and the Board has ratified, the Audit and Non-audit Services Pre-approval Policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accountant may be pre-approved.

        Under the Audit and Non-audit Services Pre-approval Policy, the Audit Committee considers whether services performed by the independent registered public accountant are consistent with the SEC's rules on auditor independence. The Audit Committee also considers whether the independent registered public accountant is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor is necessarily determinative.

        The Audit and Non-audit Services Pre-approval Policy provides for the annual pre-approval of specifically described categories of services (Audit, Audit-related, Tax and All Other) to be performed by the independent registered public accountant and an expected range of fees associated with each such category. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifies a different period. If a proposed service has not been pre-approved as part of the annual pre-approval process, the Audit Committee must specifically pre-approve the service and its expected range of fees. The Audit and Non-audit Services Pre-approval Policy also delegates pre-approval authority to the Chair of the Audit Committee. There were no exceptions to the Audit and Non-audit Services Pre-approval Policy in 2009.

How much did the Company pay to its independent registered public accountant for non-audit services?

        During 2009, the Company's independent registered public accountant, KPMG, performed certain non-audit services for the Company. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining KPMG's independence. Please see "Item 2—Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for the Year Ending December 31, 2010" for further detail regarding aggregate fees billed to us by KPMG.

Where can I find more information about the corporate governance practices of the Company?

        Adolor's corporate governance practices and policies are available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance."

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE HEREIN SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board that is designed to comply with rules adopted by the NASDAQ Global Market and the SEC. The Audit Committee charter was last reviewed in December 2009 and last revised in December 2008. A copy of the written charter is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The current members of the Audit Committee are Dr. Gemayel, Mr. Hager (chair) and Mr. Nickelson.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the selection of the Company's independent registered public accountants.

        The functions performed by the Audit Committee are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, its discussions with management and the independent registered public accountants and the experience of the Committee's members in business, financial and accounting matters.

        In this context, the Audit Committee met and held discussions periodically in 2009 with management and the independent registered public accountants, including meetings with the independent registered public accountants during which management was not present. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

        The Company's independent registered public accountants also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of the independent registered public accountants with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent registered public accountants and the Audit Committee's review of the representations of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

Respectfully submitted,
Audit Committee: Georges Gemayel, Ph.D. George V. Hager, Jr. (Chair) Donald Nickelson

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") section provides information regarding the compensation program in place in 2009 for the Company's President and Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three most highly-compensated executive officers other than the CEO and CFO as of December 31, 2009 (collectively, the "Named Executive Officers" or "NEOs"). It includes information regarding, among other things, how compensation decisions are made, the overall objectives of our compensation program, a description of the various components of compensation that we provide and other information pertinent to understanding our executive officer compensation program.

Governance Relating to Executive Compensation Decisions

        The Compensation Committee of our Board of Directors (the "Committee") consists of three independent members of the Board of Directors and has responsibility for reviewing and approving all compensation decisions for the NEOs. The Committee submits its decisions to the independent members of the Board for ratification. The Committee acts pursuant to a written charter that has been approved by our Board. In connection with these duties, the Company's Human Resources Department supports the Committee in its work. In addition, the Committee retained Radford, an outside compensation consulting firm with substantial experience in the life sciences industry, to advise the Committee on all matters related to the compensation of the NEOs. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

  Compensation Committee

  •
  Fulfills the Board of Directors' responsibilities relating to compensation of the Company's executive officers.

  •
  Oversees implementation and administration of the Company's compensation and employee benefits programs, including incentive compensation and equity compensation plans.

  •
  Reviews and approves Company goals and objectives and in light of these, evaluates the CEO's performance and sets his annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

  •
  Reviews and approves compensation for all other executive officers of the Company including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

  Board of Directors

  •
  Ratifies executive compensation decisions made by the Compensation Committee.

  CEO

  •
  Presents to the Compensation Committee the performance evaluation of and compensation recommendations for each of the other executive officers.

  Compensation Consultant

  •
  Reports directly to the Compensation Committee.

  •
  Assists the Compensation Committee with the review and update of the Peer Group (as defined below) for competitive pay and benchmarking purposes.

  •
  Reviews relevant market data and advises the Compensation Committee on setting the CEO's pay.

  •
  Reviews relevant market data and compensation recommendations for all other executive officers.

  •
  Informs the Compensation Committee of regulatory developments and how these may affect the Company's compensation program.

Objectives of Our Compensation Program

        The compensation program for our NEOs is designed to attract, retain and reward talented executives who can contribute to the Company's long-term success and thereby build value for our stockholders. In general terms, the Committee believes that by placing greater weight on variable pay incentives and longer-term compensation, rather than base salary compensation, it will more effectively align the interests of executives with the Company's stockholders. Furthermore, this emphasis enables the Company to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger companies for potential long-term gains in a less stable and riskier environment. The Committee believes that Adolor stockholders share a similar risk profile.

        We strive to closely align the compensation paid to our executive officers with the performance of the Company on both a short-term and long-term basis. The compensation program for executive officers consists of the following principal components:

  •
  base salary;

  •
  annual cash incentive award; and

  •
  long-term incentive compensation in the form of stock options and/or deferred stock units.

        The Committee believes that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive but fair. The Committee seeks to structure a compensation program for NEOs that delivers total cash compensation that is generally at the 50th percentile of certain "Collected Market Data," as more fully described below. The long-term equity compensation is generally targeted between the 50th and 75th percentile of the Collected Market Data. At the same time, the Committee believes it is important to provide its NEOs with the opportunity to exceed this level for achievement of key strategic initiatives and superior operational performance as evidenced by such benchmarks as research and development program progress, revenue growth and management of capital.

        By providing our executives with a mix of equity and cash compensation, the Committee believes it can better align the interests of our executives with the short- and long-term interests of our stockholders. While there is no pre-established target for the allocation of equity and cash compensation, the Committee believes that the current mix of compensation programs for the NEOs strikes the correct balance between equity and cash compensation and is aligned with the Company's stated pay philosophy. The Committee believes that, by delivering a significant percentage of compensation in the form of equity, the level of executive compensation will correlate with the creation of long-term value for our stockholders as measured by stock price appreciation. Depending on whether, and to what extent, established strategic, financial and operational goals are achieved, the actual split between cash and equity compensation in any given year could vary from the target levels. For 2009, the mix of compensation between cash and equity as reflected in the Summary Compensation Table was approximately 49% and 51%, respectively, for the CEO and approximately 64% and 36%, respectively, for the other NEOs.

        The equity component of our compensation plan for our NEOs historically has taken the form of stock options and, to a limited extent, deferred stock units ("DSUs") or performance-based restricted stock units or DSUs that are triggered upon specified clinical, regulatory or commercial milestones. We believe these are appropriate instruments to drive long-term stockholder value, provide retention incentives to our NEOs and manage our equity shares in an efficient manner.

        Collected Market Data.    The Collected Market Data consist of the total compensation delivered by certain comparable publicly-traded biotechnology companies with which we compete for executive talent (the "Peer Group"), as well as additional data provided by Radford, including the Radford Global Life Sciences Survey of compensation data.

        In late 2008 and again in late 2009, Radford assisted the Committee in updating the Peer Group for competitive pay and performance benchmarking. The Peer Group is developed by reference to a number of criteria, including: number of employees; last fiscal year revenue; market capitalization; business model; and therapeutic area and stage of development. The appropriateness of the Peer Group is reviewed annually by the Committee against these criteria. Based on this review, companies may be excluded due to acquisitions or changes in trading status or size; likewise, relevant peer companies may be added. The 2008 Peer Group, which consisted of 21 companies, was considered when determining the NEO base salaries for 2009 and the equity awards granted in January 2009 (applicable to the 2008 fiscal year). The 2009 Peer Group was considered when establishing the NEO base salaries for 2010 and for the equity awards made in December 2009 (applicable to the 2009 fiscal year).

        The 2009 Peer Group consists of the following 20 companies*:

Acadia Pharmaceuticals Inc.	Ligand Pharmaceuticals Incorporated
Akorn, Inc.	NPS Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Pain Therapeutics, Inc.
DURECT Corporation	Progenics Pharmaceuticals, Inc.
Dyax Corp.	Repligen Corporation
Dynavax Technologies Corporation	Spectrum Pharmaceuticals, Inc.
Idenix Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.
Infinity Pharmaceuticals, Inc.	Telik, Inc.
InterMune, Inc.	XOMA, Ltd.

*
The 2009 Peer Group includes five companies (Akorn, Inc.; Infinity Pharmaceuticals, Inc.; Pain Therapeutics, Inc.; Repligen Corporation; and Spectrum Pharmaceuticals, Inc.) that were not included in the 2008 Peer Group, and it does not include six companies (Acorda Therapeutics, Inc.; AtheroGenics, Inc.; Isis Pharmaceuticals, Inc.; Tercica, Inc.; VIVUS, Inc.; and Xenoport, Inc.) that were included in the 2008 Peer Group.

Material Tax and Accounting Implications of the NEO Compensation Program

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the three other most highly compensated executive officers. Specified compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Where possible, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee has taken steps to qualify the stock option awards as performance-based compensation for this purpose. While the Committee believes it is important to consider Section 162(m), it also believes that stockholder interests are best served by not restricting the Committee's discretion and flexibility in crafting the executive compensation program, even though such programs could result in non-deductible compensation expenses.

        The Committee also considers the accounting implications to the Company of its executive compensation decisions, including, among other things, the financial statement impact of equity compensation awards as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation ("ASC 718").

Discussion and Analysis of our 2009 Compensation Program and Awards

        This section describes and analyzes each of the elements of our compensation program for our NEOs, including why the Committee chooses to include these items in the compensation program, the details of the compensation amounts granted to NEOs in 2009 and the Committee's rationale for awarding these compensation amounts.

Cash Compensation

        Total cash compensation is delivered in the form of base salary and annual cash incentive awards or bonuses under a performance-based Incentive Compensation Plan (the "ICP") approved by the Board. Base salary is included in the Company's NEO compensation package because the Committee believes it is both necessary and appropriate that some portion of the compensation be provided to NEOs in a form that is fixed and liquid. Performance-based bonuses under the ICP are included in the package because they permit the Committee to incentivize our NEOs in any particular year to pursue particular objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for our Company and that also are aligned with stockholder interests. The components comprising the cash portion of total compensation are described below.

        Salary.    In setting salaries, the Committee is generally mindful of its overall goal of keeping base salary compensation for its executive officers at the 50th percentile of base salary compensation paid by companies in the Collective Market Data. Because the Company's business is becoming more complex and the industry and general economic environment has become more challenging, the Committee takes particular care to ensure that these factors are recognized in the calculation of base salary. While we seek to target the 50th percentile, we reserve the right to pay base salaries at a higher percentile to entice or retain select executives with particular skill sets and/or experience.

        Merit increases are typically approved each year in December or January for the upcoming fiscal year. In addition, the Committee will review and approve salaries at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of an individual's performance compared to the individual performance goals set forth in the ICP, contribution and level of pay compared to the Collected Market Data. For the NEOs other than the CEO, our CEO makes recommendations to the Committee concerning adjustments to salary. As the value of the annual bonus is expressed as a multiple of base salary, a higher base salary will result in a higher bonus award, assuming the same level of achievement against goals.

        For 2009, our CEO's base salary was set by the Committee at $437,750, which is at approximately the 25th percentile of CEO base salaries reflected in the Collected Market Data. Salaries for our other NEOs employed as of December 31, 2009, ranged from $248,000 to $437,750. The Committee believes that the base salaries of Messrs. Webster and Limongelli are consistent with the 50th percentile of executive base salaries reflected in the Collective Market Data for comparable positions; for Dr. Salinas, the base salary is above the 50th percentile and for Mr. Maurer, the base salary is below the 50th percentile. In December 2009, the Compensation Committee and the Board approved an increase of 2% in base salaries for 2010 over 2009 levels for each of the NEOs, except for Mr. Maurer, who received a 6% increase in his base salary.

        For 2009, base salary of the CEO constituted approximately 79% of his total cash compensation (excluding all other compensation); for the other NEOs, base salaries constituted approximately 81% to

88% of the total cash compensation (excluding all other compensation), with bonuses in each case constituting the remaining portion of cash compensation.

        Bonus Plan.    Our NEOs participate in a cash bonus plan, the ICP. This plan provides cash compensation to NEOs only if, and to the extent that, annual performance conditions set by the Committee are achieved. Whether, and to what extent, bonuses under the ICP are paid depends entirely on the extent to which the established corporate objectives contained within the ICP for that year are attained. The Committee believes that the achievement of these objectives ultimately will contribute to the long-term success of the Company.

        The corporate objectives referenced in the ICP are developed with input from management, the Committee and the Board. Management, including the NEOs, develops preliminary recommendations for the Committee's review. The Committee then reviews management's preliminary recommendations and establishes the final ICP goals and weightings, which are intended to reflect the most important strategic, operational and financial objectives for the Company. The final corporate objectives and weightings are then ratified by the independent members of the Board. In establishing final goals, the Committee strives to ensure that the incentives provided pursuant to the ICP are consistent with the strategic goals set by the Board for the Company, that the objectives set are sufficiently ambitious to provide a meaningful incentive and to ensure that bonus payments, assuming target levels of performance are attained, will be consistent with the overall philosophy of the executive compensation program established by the Committee. The Committee reserves the discretion to reduce or not pay bonuses under the ICP, even if the relevant performance targets are met, or to increase the bonus amount awarded under the ICP.

        The ICP and the corporate objectives for 2009 (the "2009 Corporate Objectives") were approved by the Board at its January 2009 meeting. The 2009 Corporate Objectives consisted of the following three components:

  •
  A commercial objective (50%) tied to net sales of ENTEREG;

  •
  A series of research and development objectives (35%) primarily focused on the advancement of the Company's delta opioid receptor agonist program with Pfizer (ADL5859 and ADL5747), including the objective of resuming clinical testing in 2009, the expansion of the Company's pipeline and progress in the Company's Phase 4 study of ENTEREG in patients undergoing radical cystectomy; and

  •
  A financial objective (15%) tied to controlling expenses in line with the Board-approved 2009 budget and bringing additional cash into the Company.

In addition to the nearer-term focus of the commercial and financial objectives, the Board felt that a 35% weighting on R&D objectives provided a strong incentive to focus on attaining goals that it believes will further the creation of long-term value for Adolor stockholders. The Committee believes that the combination of the performance objectives within the 2009 ICP created a significantly high hurdle for achievement by each NEO.

        Each year, the Committee also considers the target bonuses under the ICP for each NEO in light of several factors, including:

  •
  the desire to ensure that a substantial portion of total compensation is performance-based;

  •
  the relative importance, in any given year, of the short-term performance objectives established pursuant to the ICP; and

  •
  the advice of Radford as to compensation practices at other companies in the Collective Market Data.

        The target bonus percentage in 2009 for the CEO was 55% of base salary, which is at the 50th percentile of target bonus percentages in the Peer Group. In setting this target bonus percentage, the Committee considered that Mr. Dougherty's base salary was at approximately the 25th percentile of the Peer Group and that, even with a bonus payout at target, his total cash compensation would be only at the 25th percentile for the Peer Group. For the other NEOs, the target bonus was 30% of base salary for Messrs. Webster, Limongelli and Maurer, which is at the 25th percentile of the Peer Group, and 50% of base salary for Dr. Salinas, which is above the 75th percentile of the Peer Group.

        The actual amount of an ICP bonus award is determined based on the level of achievement against the pre-established corporate objectives, as well as an assessment of individual performance. The ICP provides the NEOs with the opportunity to earn bonuses that exceed target levels for exceeding performance objectives and, conversely, penalizes the NEOs for missing these objectives. For 2009, a minimum ICP score of 60% was required for any awards to be paid under the ICP. At the end of each fiscal year, the Committee is responsible for assessing the performance of each NEO against the ICP performance criteria and determining the level of awards, if any, under the ICP. The CEO provides his recommendations to the Committee with respect to the performance and award levels, if any, under the ICP for each NEO other than the CEO. The Committee will make its own determination, which it then presents to the independent members of the Board for approval.

        For 2009, the Committee assessed the level of achievement for each of the 2009 Corporate Objectives. With respect to the commercial objective, the Board considered ENTEREG net sales in 2009 which were below the approved 2009 budget. For the R&D objectives, the Committee considered, among other things, the following in assessing achievement against the established goals:

  •
  the successful conclusion of a series of studies to address the pharmacokinetic variability observed with ADL5859;

  •
  the initiation with Pfizer of a Phase 2a proof-of-concept study for both ADL5859 and ADL5747 in patients suffering from osteoarthritis;

  •
  progress made toward the initiation in early 2010 of a Phase 2a proof-of-concept study of ADL5747 in patients suffering from postherpetic neuralgia;

  •
  the filing of the Company's Investigational New Drug Application for ADL7445 in opioid bowel dysfunction (OBD) and the initiation of a Phase 1 clinical trial of this compound;

  •
  the in-licensing from Eli Lilly and Company of ADL5945, a clinical stage mu opioid receptor antagonist with the potential to address gastrointestinal disorders such as OBD associated with the chronic use of opioid analgesics;

  •
  the number of patients enrolled in the Phase 4 clinical study of ENTEREG in patients undergoing radical cystectomy; and

  •
  the Company's progress on its early-stage candidates.

With respect to the financial objective, the Committee considered both the Company's execution of an amendment to the collaboration agreement with Glaxo Group Limited, which resulted in the receipt by the Company of approximately $9 million, and the favorable variance achieved against budgeted expenditures.

        In assessing performance against the 2009 Corporate Objectives, it was determined that the Company had achieved at a level equal to approximately 65%. The Committee then also considered certain other factors outside of the ICP including the actual sales level and the Company's stock price performance during 2009. In light of these considerations, the Committee exercised its discretion to reduce the level of targeted payout under the ICP to 50% of the target bonus levels. The dollar amount of the ICP award for 2009 to the CEO was $120,381; for the other NEOs, the ICP awards ranged from $39,060 to $109,438.

        The Committee felt that the final split between base salary and bonuses awarded for 2009 under the ICP appropriately reflects the individual and Company performance delivered by each of the NEOs.

Long-term Incentive Compensation

        The Committee believes that placing a significant emphasis on equity compensation will better align the interests of NEOs with our stockholders.

        Types of Equity Awards.    Equity awards to our NEOs can be made pursuant to our Amended and Restated 2003 Stock-Based Incentive Compensation Plan (the "2003 Plan) and, up until February 4, 2010, our Amended and Restated 1994 Equity Compensation Plan (the "1994 Plan"), both of which have been approved by Adolor stockholders. The Plans provide for awards in the form of incentive stock options and non-qualified stock options (collectively, "stock options"). The 2003 Plan also provides for deferred and restricted stock awards. In determining the mix of stock options and deferred stock, the Committee considers the following factors: the total shares available under the Plans and the most efficient use of the available shares; Peer Group comparisons; and retention of the NEOs.

        Equity Compensation Awards for 2009.    In connection with the review of executive compensation for 2009, the independent members of the Board granted the stock options and DSUs to the NEOs shown in the table below. The stock options vest annually in equal parts of 1/4th of the grant amount beginning one year after the date of grant, have a 10-year term and an exercise price of $1.34, which was the closing price of our Common Stock on the date of grant. The shares underlying the DSUs will vest 40% on December 15, 2011 with the remaining 60% vesting on December 15, 2013.

        The stock options and DSUs granted in December 2009 to the NEOs of the Company are as follows:

	Fiscal Year 2009 Awards
	Stock Options	DSUs
Michael R. Dougherty	240,000	150,000
Stephen W. Webster	70,000	45,000
John M. Limongelli	90,000	60,000
George R. Maurer	70,000	45,000
Eliseo O. Salinas, M.D., MSc.	120,000	80,000

        In determining the level of equity awards granted to the NEOs in December 2009, the Committee put emphasis on its desire to retain the current management team in light of the business challenges facing the Company and to align the interests of the NEOs with the Company's stockholders.

        Equity Compensation Awards for 2008.    In connection with its review of executive compensation in 2008 and as previously disclosed in the CD&A included in the 2009 Proxy Statement, the independent members of the Board granted the following stock options and DSU awards on January 6, 2009:

	Fiscal Year 2008 Awards
	Stock Options	DSUs
Michael R. Dougherty	160,000	40,000
Stephen W. Webster	60,000	25,000
John M. Limongelli	70,000	25,000
George R. Maurer	50,000	15,000
Eliseo O. Salinas, M.D., MSc.	80,000	40,000

        The stock options have a 10-year term and an exercise price of $1.77, which was the closing price of our Common Stock on the date of grant. The stock option awards vest over four years at the rate of 1/48th of the shares subject to the option per month. The DSUs awarded to the NEOs (with the exception of Mr. Maurer) will vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. The shares underlying Mr. Maurer's award of DSUs will vest over four years at the rate of 1/4 of the shares per year.

        Practices Regarding the Grant of Options.    The Company generally has followed a practice of making all annual stock option grants to its executive officers on a single date each year. For the last several years, at its regularly scheduled meeting usually in December or early January, the Board has ratified the annual option grants made by the Committee. For 2009, the Board's last regularly scheduled meeting occurred on December 15, 2009. At a meeting prior to the last Board meeting, the Committee approves these annual grants, subject to the ratification by the Board. The dates of the Board and Committee meetings are determined approximately a year in advance based on the Board members availability for a meeting. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information.

        While the bulk of our stock option awards to NEOs have historically been made pursuant to our annual grant program, the Committee retains the discretion to make additional awards to NEOs at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. There were no such awards made to NEOs in 2009. The Committee generally follows the practice of making awards outside of the annual grants only during a time when our NEOs would be permitted, pursuant to our insider trading policy, to trade in our securities. Other than in this respect, we do not have any program, plan or practice to time equity awards in coordination with the release of material non-public information.

Other Benefits

        401(k) Profit Sharing Plan.    Under the Adolor Corporation 401(k) Savings Plan & Trust (the "401(k) Plan"), a tax-qualified retirement savings plan, all employees, including our NEOs, may contribute up to 90 percent of regular earnings on a before-tax basis into their 401(k) Plan accounts, subject to the limits imposed by the IRS. In addition, under the 401(k) Plan, we may determine to make a matching contribution to a participating employee's account. We have determined to match an amount equal to $0.50 for each dollar contributed by participating employees on the first six percent of their regular earnings, subject to any limitations imposed by the IRS. Because we do not sponsor a defined benefit pension plan, the 401(k) Plan matching contribution allows Adolor to remain competitive with other companies in its industry that provide retirement savings vehicles for their executives and employees. Adolor employees vest in all matching contributions made by the Company under the 401(k) Plan ratably over a four-year period. As of December 31, 2009, approximately 80% of the Company's employees participated in the 401(k) Plan.

        Letter Agreements.    The Company has entered into letter agreements with each NEO that provide for payments and other benefits if the officer's employment is involuntarily terminated by the Company for any reason other than "Cause," death or "Disability," as these terms are defined in the letter agreements. These letter agreements also provide for payments and other benefits upon a qualifying event or circumstances after there has been a "Change in Control" (as defined in the agreements) of the Company. The Committee reviews and approves the terms of each letter agreement prior to execution and believes that the terms contained in these agreements are reasonable and customary for agreements of this type. Additional information regarding the letter agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2009, is found under the heading "2009 Potential Payments Upon Termination or Change in Control" on page 28 of this Proxy Statement.

        The Committee believes that these letter agreements are an important part of overall compensation for our NEOs. The Committee believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Committee also believes that these agreements are important as a recruitment and retention device, as many of the biotechnology and pharmaceutical companies with which we compete for executive talent have similar agreements in place for their executive officers.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of Adolor Corporation oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        In reliance on the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement to be filed in connection with the Company's 2010 Annual Meeting of Stockholders, which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE
Paul Goddard, Ph.D. Claude H. Nash, Ph.D. (Chair) Donald Nickelson

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Drs. Goddard and Nash and Mr. Nickelson. There are currently no compensation committee interlocks or insider participation on the Compensation Committee.

EXECUTIVE COMPENSATION TABLES

        The following table summarizes the compensation of the Company's NEOs for the years ended December 31, 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Michael R. Dougherty	2009	$453,949	—	$201,000	$404,800	$120,381	—	$7,350	$1,187,480
President & CEO	2008	$423,942	—	$33,840	$397,600	$151,900	—	$4,600	$1,011,882
	2007	$400,000	—	$104,810	$288,650	$130,000	—	$4,500	$927,960
Stephen W. Webster(6)	2009	$347,138	—	$60,300	$133,800	$45,191	—	$7,350	$593,779
Senior Vice President, Finance &	2008	$156,250	—	—	$437,500	$63,400	—	$3,000	$660,150
Chief Financial Officer
John M. Limongelli(6)	2009	$347,138	—	$80,400	$163,600	$55,234	—	$7,350	$653,722
Senior Vice President, General	2008	$77,500	—	—	$277,500	$63,400	—	$1,750	$420,150
Counsel & Secretary
George R. Maurer(6)	2009	$256,424	—	$86,850	$122,000	$39,060	—	$—	$504,334
Senior Vice President,
Manufacturing &
Pharmaceutical Technologies
Eliseo O. Salinas, MD, MSc(6)	2009	$453,949	—	$107,200	$202,400	$109,438	—	$7,350	$880,337
Senior Vice President, Research &	2008	$228,846	—	—	$556,500	$138,100	—	$3,923	$927,369
Development & Chief
Medical Officer

(1)
Amounts in this column would include non-equity guaranteed or discretionary bonuses, hiring bonuses and relocation bonuses. Bonuses awarded under the Company's ICP are reflected in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with ASC 718. For information related to stock awards made to the NEOs in 2009, see the 2009 Grants of Plan-Based Awards Table beginning on page 23 of this Proxy Statement. For those stock awards made in 2009 and 2008 that are subject to performance conditions, the amounts shown reflect the value of the award at the grant date based upon the probable outcome of such condition, which amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. Assuming all performance conditions were achieved, the value of the stock awards is as follows: Mr. Dougherty: $271,800, $33,840 and $104,810 in 2009, 2008 and 2007, respectively; Dr. Salinas: $178,000 and $141,000 in 2009 and 2008, respectively; Mr. Webster: $104,550 in 2009; Mr. Limongelli: $124,650 in 2009; and Mr. Maurer: $86,850 in 2009.

(3)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with ASC 718. For information related to stock option awards made to the NEOs in 2009, see the 2009 Grants of Plan-Based Awards Table.

(4)
The amounts shown in this column constitute awards earned in 2009 under the 2009 ICP; amounts earned were paid in March 2010.

(5)
For each NEO, amounts in 2009 consist of Company matching contributions to the Company's 401(k) Plan made on behalf of each of the NEOs.

(6)
Messrs. Webster and Limongelli and Dr. Salinas joined the Company on June 23, 2008, September 18, 2008 and June 2, 2008, respectively. Mr. Maurer was appointed as an Executive Officer of the Company on January 6, 2009.

 2009 Grants of Plan-Based Awards Table

        The table below sets forth certain information with respect to plan-based awards granted during the year ended December 31, 2009, to each of the NEOs listed in the Summary Compensation Table above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
							Exercise or Base Price of Option Awards ($ / Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael R. Dougherty	1/1/2009	$144,457	$240,763	$481,526
	1/6/2009					160,000	$1.77	$188,800
	1/6/2009				40,000			$—
	12/15/2009					240,000	$1.34	$216,000
	12/15/2009				150,000			$201,000
Stephen W. Webster	1/1/2009	$60,255	$100,425	$200,850
	1/6/2009					60,000	$1.77	$70,800
	1/6/2009				25,000			$—
	12/15/2009					70,000	$1.34	$63,000
	12/15/2009				45,000			$60,300
John M. Limongelli	1/1/2009	$60,255	$100,425	$200,850
	1/6/2009					70,000	$1.77	$82,600
	1/6/2009				25,000			$—
	12/15/2009					90,000	$1.34	$81,000
	12/15/2009				60,000			$80,400
George R. Maurer	1/1/2009	$44,640	$74,400	$148,800
	1/6/2009					50,000	$1.77	$59,000
	1/6/2009				15,000			$26,550
	12/15/2009					70,000	$1.34	$63,000
	12/15/2009				45,000			$60,300
Eliseo O. Salinas, M.D.	1/1/2009	$131,325	$218,875	$437,750
	1/6/2009					80,000	$1.77	$94,400
	1/6/2009				40,000			$—
	12/15/2009					120,000	$1.34	$108,000
	12/15/2009				80,000			$107,200

(1)
Represents the range of possible payments under the 2009 ICP, which was adopted in January 2009. The "Threshold" amount represents payment at the 60% minimum ICP score. For 2009, the following awards were granted to the NEOs under the 2009 ICP, all of which are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table above: Mr. Dougherty: $120,381; Mr. Webster: $45,191; Mr. Limongelli: $55,234; Mr. Maurer: $39,060; and Dr. Salinas: $109,438.

(2)
Consists of stock awards under our 2003 Plan related to 2008 (awarded on January 6, 2009) and 2009 (awarded on December 15, 2009). On January 6, 2009, each of the NEOs (with the exception of Mr. Maurer) received performance-based DSUs that vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. On January 6, 2009, Mr. Maurer received a restricted stock award that vests 25% per year over four years with the first vesting occurring on January 6, 2010. On December 15, 2009, each of the NEOs received stock awards related to 2009 performance that vest 40% on December 15, 2011 and 60% on December 15, 2013.

(3)
Consists of stock options awards related to 2008 (awarded on January 6, 2009) and 2009 (awarded on December 15, 2009). The January 6, 2009 awards vest over four years at the rate of 1/48th of the shares subject to the option per month and expire ten years after the grant date. The December 15, 2009 awards vest annually in equal parts of 1/4th of the grant amount beginning one year after the date of grant and expire ten years after the grant date.

(4)
Amounts shown for awards are valued based on the aggregate grant date fair value of the awards granted in 2009 determined pursuant to ASC 718. See Note 9 to our Financial Statements included in our Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value pursuant to ASC 718. For those stock awards that are subject to performance conditions, the amounts shown reflect the fair value of the award at the grant date based upon the probable outcome of such condition, which amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures.

Narrative to Summary Compensation and Grants of Plan-Based Awards Tables

Salary

        We have employment agreements with each of our NEOs. For a more complete description of these agreements, please see the section of this Proxy Statement entitled "2009 Potential Payments Upon Termination or Change in Control."

        Base salaries for each NEO are reviewed and approved on at least an annual basis by the Compensation Committee. In December 2009, the Compensation Committee approved the following salaries for 2010: Mr. Dougherty $446,505; Mr. Webster $341,445; Mr. Limongelli $341,445; Mr. Maurer $262,880; and Dr. Salinas $446,505. These amounts are not reflected in the summary compensation table above.

Awards

        In early 2009, the Compensation Committee approved the 2009 ICP, which provided our NEOs with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2009, each NEO earned a bonus amount that was at a level equal to approximately 50% of the target bonus levels established under the 2009 ICP. The bonus amounts earned by the NEOs are reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above.

        On January 4, 2008, Mr. Dougherty received a grant of 120,000 stock options, as well as a performance-based stock option award, the amount of which was to be determined by reference to the date by which the Company secured U.S. Food and Drug Administration ("FDA") approval of ENTEREG. The performance-based stock option became subject to vesting on May 20, 2008 upon FDA approval of ENTEREG and will vest over three years following May 20, 2008 at the rate of 1/36th of the shares subject to the option per month. The stock options expire on January 4, 2018. Mr. Dougherty also received a grant of performance-based DSUs on January 4, 2008 under the Company's 2003 Plan. The amount of the award and the vesting of such award were determined by reference to the date on which the FDA approved ENTEREG for the treatment of postoperative ileus. Under the terms of the award, Mr. Dougherty received 8,000 shares of common stock following FDA approval of ENTEREG in May 2008.

        Upon the commencement of their employment with the Company in 2008, Messrs. Webster and Limongelli and Dr. Salinas received grants of 125,000, 125,000 and 150,000 stock options, respectively, with per share exercise prices of $5.32, $3.39 and $5.64, respectively. Dr. Salinas also received a performance-based deferred share award for 25,000 shares at that time that vests as follows: (i) 12,500 shares on the filing under his direction of an Investigational New Drug Application ("IND") with the FDA for a product candidate that was not a current IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

        In January 2009, Messrs. Dougherty, Webster, Limongelli and Maurer and Dr. Salinas received stock options of 160,000, 60,000, 70,000, 50,000 and 80,000, respectively, that vest over four years at the rate of 1/48th of the shares subject to the option per month (assuming continued employment), expire ten years after the grant date and have a per share exercise price of $1.77. Messrs. Dougherty, Webster and Limongelli and Dr. Salinas also received performance-based DSUs of 40,000, 25,000, 25,000 and 40,000, respectively, that vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. The terms of the performance-based DSUs do not provide for the right to vote or receive dividends or other distributions in respect of our Common Stock prior to the lapse of the restrictions. Mr. Maurer received a restricted stock award of 15,000 shares that vests 25% per year over four years, with the first vesting occurring on January 6, 2010.

        In December 2009, Messrs. Dougherty, Webster, Limongelli and Maurer and Dr. Salinas received stock options of 240,000, 70,000, 90,000, 70,000 and 120,000, respectively, that vest 25% per year over four years beginning one year after the date of grant, expire ten years after the grant date and have a per share exercise price of $1.34. Messrs. Dougherty, Webster, Limongelli and Maurer and Dr. Salinas also received restricted stock awards of 150,000, 45,000, 60,000, 45,000 and 80,000, respectively. The restricted stock awards vest 40% on December 15, 2011 and 60% on December 15, 2013.

Salary and Bonus in Proportion to Total Compensation

        For 2009, approximately 48% of our CEO's total compensation was delivered in the form of base salary and incentive bonus; for the other NEOs employed by the Company at year-end, the percentages ranged from approximately 59% to 66% of total compensation. As noted in the "Compensation Discussion and Analysis," we believe that our current compensation program aligns the interests of our NEOs with the interests of our stockholders, while also permitting the Compensation Committee to incentivize the NEOs to pursue specific performance goals. Please see the section of this Proxy Statement entitled "Compensation Discussion and Analysis" for a description of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Michael R. Dougherty	100,000		—	—	$14.55	11/04/2012
	5,000		—	—	13.15	1/9/2013
	20,000		—	—	18.86	10/27/2013
	50,000		—	—	20.49	1/6/2014
	65,000		—	—	9.78	1/6/2015
	97,916		2,084	—	14.71	1/6/2016
	299,999		100,001	—	8.24	12/14/2016	37,500	(4)	$54,750
	64,687		50,313	—	3.72	9/17/2017
	15,833	(5)	4,167	—	4.23	1/4/2018
	57,499		62,501	—	4.23	1/4/2018
	36,666		123,334	—	1.77	1/6/2019	40,000	(6)	$58,400
	—		240,000	—	1.34	12/15/2019	150,000	(7)	$219,000
Stephen W. Webster	46,874		78,126	—	$5.32	6/23/2018
	13,749		46,251	—	1.77	1/6/2019	25,000	(6)	$36,500
	—		70,000	—	1.34	12/15/2019	45,000	(7)	$65,700
John M. Limongelli	39,062		85,938	—	$3.39	9/18/2018
	16,041		53,959	—	1.77	1/6/2019	25,000	(6)	$36,500
	—		90,000	—	1.34	12/15/2019	60,000	(7)	$87,600
George R. Maurer	9,000		—	—	$14.82	11/11/2012
	729		—	—	13.24	1/17/2013
	8,500		—	—	22.24	1/12/2014
	4,035		—	—	11.54	9/20/2014
	3,812		—	—	9.78	1/6/2015
	25,000		—	—	10.30	4/13/2015
	34,270		730	—	14.71	1/6/2016
	32,812		12,188	—	7.54	1/4/2017
	15,624		9,376	—	3.83	6/13/2017
	16,770		18,230	—	4.23	1/4/2018
	11,458		38,542	—	1.77	1/6/2019	15,000	(8)	$21,900
	—		70,000	—	1.34	12/15/2019	45,000	(7)	$65,700
Eliseo O. Salinas, M.D., MSc.	56,249		93,751	—	$5.64	6/2/2018	25,000	(9)	$36,500
	18,333		61,667	—	1.77	1/6/2019	40,000	(6)	$58,400
	—		120,000	—	1.34	12/15/2019	80,000	(7)	$116,800

(1)
All stock options granted prior to December 15, 2009 vest over four years at the rate of 1/48th of the shares subject to the option per month. All stock options granted on or after December 15, 2009 vest annually in equal parts of 1/4th of the grant amount beginning one year after the date of grant.

(2)
The stock option grant date for each award listed is ten years prior to the respective option expiration date.

(3)
Calculated as the number of unvested shares multiplied by the closing price of our Common Stock on December 31, 2009 of $1.46.

(4)
These shares of restricted stock vest on the earlier of the date that the FDA approves for commercial sale an NDA for alvimopan for use in opioid bowel dysfunction or a change in control of the Company as defined in the 2003 Plan.

(5)
This performance-based stock option was granted January 4, 2008, subject to an initial vesting event that occurred on the date the alvimopan NDA was approved for use in postoperative ileus (May 20, 2008). The options vest in equal parts 1/36 of the total per month beginning one month after date of initial vesting.

(6)
Performance-based DSUs that vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. The terms of the performance-based DSUs do not provide for the right to vote or receive dividends or other distributions in respect of our Common Stock prior to the lapse of the restrictions.

(7)
Restricted stock awards that vest 40% on December 15, 2011 and 60% on December 15, 2013.

(8)
Restricted stock award that vests 25% per year over four years with the first vesting to occur on January 6, 2010.

(9)
This performance-based deferred share award vests as follows: (i) 12,500 shares on the filing under Dr. Salinas's direction of an IND with the FDA for a product candidate that was not a current IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

Option Exercises and Stock Vested in 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael R. Dougherty	—	—	—	—
Stephen W. Webster	—	—	—	—
John M. Limongelli	—	—	—	—
George R. Maurer	—	—	—	—
Eliseo O. Salinas, M.D., MSc.	—	—	—	—

 2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        We have entered into letter agreements with each of our NEOs that provide for compensation and benefits in the event that the NEO's employment with us is terminated, including terminations in connection with a Change in Control (as described below) of Adolor. To be covered by the letter agreements, an NEO must be either terminated by the Company "without cause" or the NEO must terminate his employment for "good reason." A termination by the Company of an NEO for "cause" would not trigger any liability to an NEO under the letter agreement. The letter agreements define "cause" as:

  •
  a conviction of a felony;

  •
  an intentional act of fraud, embezzlement or theft in the course of his employment with the Company;

  •
  a willful and deliberate failure to perform his duties in any material respect; or

  •
  engagement in gross negligence in the course of his employment with the Company.

For an act to be considered "intentional" or "gross negligence," an NEO must act in bad faith and without reasonable belief that the act or omission was in the best interest of the Company.

        Under the agreements, "good reason" will exist if, without the NEO's written consent:

  •
  the NEO is assigned any duties or responsibilities inconsistent with the scope of the duties and responsibilities associated with the NEO's title or position;

  •
  suffers a material change in the duties, responsibilities, reporting rights or obligations, or effective authority associated with that NEO's title and position as set out in the letter agreement;

  •
  the NEO's base salary is decreased by the Company, or the NEO's benefits under any of the Company's plans or programs are in aggregate materially decreased;

  •
  we fail to pay the NEO's compensation, employee benefits or reimbursements when due; or

  •
  there is in connection with a Change of Control a relocation of the NEO's place of employment by more than fifty miles from the NEO's then-current principal office.

        Any of the following situations would constitute a "Change of Control" under the letter agreements:

  •
  the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation would not, immediately after such merger or consolidation, beneficially own fifty percent or more of the combined voting power of the acquiring company;

  •
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the company; or

  •
  the sale or disposition by the Company of all or substantially all of the Company's assets, subject to certain limited exceptions.

        In the case of a termination due to death of an NEO, an NEO's estate will be entitled to receive the continuation of the NEO's base salary through the end of the month in which the NEO's death occurs and a pro-rated bonus payment for the year of death (based on the bonus paid in the preceding calendar year). The estate also will receive any benefits available under any program (including life insurance) maintained by the Company that cover the NEO.

        The letter agreements are intended to comply with the requirements of Section 409A of the Code, which generally provides that any payments required to be made under the letter agreements would be delayed for a period of six months following the termination of employment.

Payment Obligations under Executive Letter Agreements upon Termination of Employment of a Named Executive Officer

        The following table sets forth our lump-sum payment obligations under the letter agreements upon a termination of the employment of our NEOs under various scenarios. The table assumes termination on December 31, 2009 and payment of such termination obligations as provided for in the letter agreements.

		Prior to Change in Control(1)		After or in Connection with Change of Control(2)
Name	Benefit(3)	Agreement Provision	Dollar Value of Benefit	Agreement Provision	Dollar Value of Benefit
Michael R. Dougherty	Severance—Base Salary(4)	1x base salary	$437,750	1x base salary	$437,750
	Severance—Bonus(4)	1x bonus paid during prior calendar year	151,900	1x bonus paid during prior calendar year	151,900
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest; exercise period extended one year beyond termination date	360,950
	Benefits(6)	Coverage for 12 months	23,432	Coverage for 12 months	23,432
	Outplacement Services(7)	Coverage for 12 months	25,000	Coverage for 12 months	25,000

		Total	$638,082	Total	$999,032

Stephen W. Webster	Severance—Base Salary(4)	1x base salary	$334,750	1x base salary	$334,750
	Severance—Bonus(4)	1x bonus paid during prior calendar year	63,400	1x bonus paid during prior calendar year	63,400
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	110,600
	Benefits(6)	Coverage for 12 months	23,432	Coverage for 12 months	23,432
	Outplacement Services(7)	Coverage for 12 months	25,000	Coverage for 12 months	25,000

		Total	$446,582	Total	$557,182

John M. Limongelli	Severance—Base Salary(4)	1x base salary	$334,750	1x base salary	$334,750
	Severance—Bonus(4)	1x bonus paid during prior calendar year	63,400	1x bonus paid during prior calendar year	63,400
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	134,900
	Benefits(6)	Coverage for 12 months	23,432	Coverage for 12 months	23,432
	Outplacement Services(7)	Coverage for 12 months	25,000	Coverage for 12 months	25,000

		Total	$446,582	Total	$581,482

George R. Maurer	Severance—Base Salary(4)	1x base salary	$248,000	1x base salary	$248,000
	Severance—Bonus(4)	1x bonus paid during prior calendar year	74,486	1x bonus paid during prior calendar year	74,486
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	96,000
	Benefits(6)	Coverage for 12 months	18,226	Coverage for 12 months	18,226
	Outplacement Services(7)	Coverage for 12 months	25,000	Coverage for 12 months	25,000

		Total	$365,712	Total	$461,712

Eliseo O. Salinas, M.D.	Severance—Base Salary(4)	1x base salary	$437,750	1x base salary	$437,750
	Severance—Bonus(4)	1x bonus paid during prior calendar year	138,100	1x bonus paid during prior calendar year	138,100
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	226,100
	Benefits(6)	Coverage for 12 months	23,432	Coverage for 12 months	23,432
	Outplacement Services(7)	Coverage for 12 months	25,000	Coverage for 12 months	25,000

		Total	$624,282	Total	$850,382

(1)
For termination prior to a Change in Control, an NEO is entitled to benefits under their respective letter agreement if his employment is terminated at any time (i) by him for good reason following 15 days written notice to the Company or (ii) by the Company without cause.

(2)
For termination after or in connection with a Change in Control, an NEO is entitled to benefits under his respective letter agreement if the NEO is terminated at any time during the 90 days before or the first twelve months following such change of control (i) by him for good reason following 15 days written notice to the Company or (ii) by the Company without cause.

(3)
The Company will not pay benefits to an NEO under his respective letter agreement if the NEO is terminated for cause by the Company.

(4)
The payment due to an NEO is equal to one times the NEO's then-current base salary and one times the NEO's bonus paid in the preceding calendar year.

(5)
For termination after or in connection with a Change in Control, all unvested stock options, restricted stock awards and DSUs held by an NEO vest immediately. For Mr. Dougherty, the exercise period for such stock options is extended for a period equal to one year following the termination date in the case of a termination after or in connection with a Change of Control. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference of $1.46, the closing price of the Company's Common Stock on December 31, 2009, and the option exercise price. As of December 31, 2009, the only stock options held by the NEOs that were in the money as of December 31, 2009 were the grants made on December 15, 2009, which have an exercise price of $1.34. As of December 31, 2009, the NEOs hold the following shares of restricted stock and/or performance deferred stock units that would vest immediately upon a Change of Control and are included in this column at a price of $1.46 per share: Mr. Dougherty, 227,500 shares; Mr. Webster: 70,000 shares; Mr. Limongelli: 85,000 shares; Mr. Maurer: 60,000 shares; and Dr. Salinas: 145,000 shares.

(6)
Under the letter agreements, medical, dental and life insurance coverage is provided to the NEO and his/her spouse and dependents for a period of 12 months. Values reported in the table reflect the projected value based on premium equivalent rates for continued medical and dental coverage for each NEO.

(7)
While outplacement services are not specifically provided for in the letter agreements, the Company has a practice of providing this benefit to executive officers whose employment has been terminated.

NON-EMPLOYEE DIRECTOR COMPENSATION

        The Company compensates its non-employee directors through a mix of cash compensation and stock option grants. The elements of the non-employee directors' compensation are as follows:

Annual Retainers/Meeting Fees:

•	Board Service Annual Retainer ($15,000 cash, paid quarterly; $5,000 paid in the form of a grant of restricted stock units)	$20,000
•	In-person or Telephonic Board Meeting Fees	$ 2,000/mtg.
•	Committee Service Fees
	• Audit Committee Chair Annual Retainer ($2,500 cash, paid quarterly; $4,000 in a grant of restricted stock units)	$ 6,500
	• Compensation and Nominating Committee Chair Annual Retainers (paid in a grant of restricted stock units)	$ 2,500
	• Committee Member Fee (paid in cash, quarterly)	$ 2,500
•	Chairman of the Board Annual Retainer (paid in a grant of restricted stock units)	$13,500

Stock Option Compensation:

•	Initial Grant (upon first election or appointment to Board)	25,000 shares
•	Annual Grant (upon the date of the Annual Meeting)	20,000 shares

        Under the Company's 2003 Plan, the initial grant of 25,000 stock options to a non-employee director is made at the time of the earlier to occur of such director's appointment as a director by the Board or first election to the Board by stockholders. This initial award vests over a three-year period, with 33.3% becoming exercisable on each anniversary of the grant date. Upon the date of re-election to the Board at the Annual Meeting, a non-employee director will receive an annual grant of 20,000 stock options that vest in full on the first anniversary of the date of grant. The Board of Directors also may grant options to non-employee directors in addition to the automatic grants described above. Stock options granted to non-employee directors have a ten-year term and are granted with an exercise price equal to the fair market value of our Common Stock on the date of grant.

        On January 6, 2009, Mr. Madden and each of the other non-employee directors received a grant of stock options to purchase 45,000 and 30,000 shares of Common Stock, respectively, at an exercise price of $1.77 per share. The options vest in two equal annual installments on the anniversary of the grant date.

        On May 12, 2009, each non-employee director received an annual grant of stock options to purchase 20,000 shares of Common Stock at an exercise price of $2.20 per share, which will become fully exercisable as of May 12, 2010.

        The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company business-related expenses. The Company does not provide retirement benefits or other perquisites to non-employee directors under any current program. Mr. Dougherty receives no remuneration for his service as a director.

 2009 Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Armando Anido	$25,500	$7,500	$64,800	—	—	—	$97,800
Georges Gemayel, Ph.D	$30,000	$5,000	$64,800	—	—	—	$99,800
Paul Goddard, Ph.D.	$27,500	$5,000	$64,800	—	—	—	$97,300
George V. Hager, Jr.	$30,000	$9,000	$64,800	—	—	—	$103,800
David M. Madden	$25,000	$18,500	$82,500	—	—	—	$126,000
Guido Magni, M.D., Ph.D.	$30,000	$5,000	$64,800	—	—	—	$99,800
Claude H. Nash, Ph.D.	$27,500	$7,500	$64,800	—	—	—	$99,800
Donald Nickelson	$30,000	$5,000	$64,800	—	—	—	$99,800

(1)
Consists of the cash portion of the amounts described above under "Annual Retainers/Meeting Fees."

(2)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC 718. In 2009, each of the above directors received an award of 2,183 shares of Company Common Stock with a grant date fair value of $5,000, as computed in accordance with ASC 718. In addition, the Chairman of each of the Compensation Committee and Governance and Nominating Committee received an award of 1,092 shares of Company Common Stock with a grant date fair value of $2,500, the Chairman of the Audit Committee received an award of 1,747 shares of Company Common Stock with a grant date fair value of $4,000, and the non-executive chairman of the Board of Directors received an award of 5,895 shares of Company Common Stock with a grant date fair value of $13,500. These amounts represent Common Stock awards that were granted in 2009.

(3)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC 718. The grant date fair value of the stock options to purchase 20,000 shares of Common Stock that were awarded to each director in May 2009 each computed in accordance with ASC 718, is $29,400; the grant date fair value of the stock options awards to Mr. Madden (45,000 options) and the other non-executive directors (30,000 options each) is $53,100 and $35,400, respectively. At December 31, 2009, the aggregate number of option awards outstanding for each director was as follows: Mr. Anido, 150,000; Dr. Gemayel, 115,000; Dr. Goddard, 174,000; Mr. Hager, 150,000; Mr. Madden, 295,000; Dr. Magni, 75,000; Dr. Nash, 199,000; and Mr. Nickelson, 150,000.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of the Company's Common Stock as of February 15, 2010 (except as noted) by (i) the NEOs and the Company's directors; (ii) owners of more than five percent of the outstanding shares of the Company's Common Stock; and (iii) all executive officers and directors as a group. As of February 15, 2010, there were 46,352,683 shares of Common Stock outstanding.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Wellington Management Company, LLP(3)	4,739,861	10.2%
75 State Street, Boston, MA 02109
Felix J. Baker(4)	4,522,772	9.8%
Julian C. Baker
667 Madison Avenue, New York, NY 10021
Westfield Capital Management Company, LP(5)	3,739,005	8.1%
1 Financial Center, Boston, MA 02111
BlackRock, Inc.(6)	3,300,090	7.1%
40 East 52nd Street, New York, NY 10022
Renaissance Technologies LLC(7)	3,011,800	6.5%
James H. Simons
800 Third Ave., New York, NY 10022
Michael R. Dougherty(8)(9)	1,060,449	2.2%
John M. Limongelli(8)	68,748	*
George R. Maurer(8)	183,187	*
Eliseo O. Salinas(8)	93,748	*
Stephen W. Webster(8)	73,436	*
Armando Anido(8)	117,738	*
Georges Gemayel(8)	73,932	*
Paul Goddard(8)(10)	166,265	*
George V. Hager, Jr.(8)	119,077	*
David M. Madden(8)(11)	1,064,883	2.3%
Guido Magni, M.D., Ph.D(8)	23,334	*
Claude H. Nash(8)	197,397	*
Donald Nickelson(8)(12)	227,924	*
All executive officers and directors as a group (13 persons)(8)	3,470,118	7.1%

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders, including, in particular, reports filed on Schedule 13G and Form 4 with the SEC. Unless otherwise noted, the address for each individual above is c/o Adolor Corporation, 700 Pennsylvania Dr., Exton, PA 19341.

(2)
Based on 46,352,683 shares of Common Stock outstanding on February 15, 2010. Shares of Common Stock subject to stock options currently exercisable, or exercisable within 60 days of February 15, 2010, are deemed beneficially owned by the person holding such options. The percent of the outstanding shares of our Common Stock for any person or group who beneficially owned any shares pursuant to options which are exercisable within 60 days of February 15, 2010, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on February 15, 2010 for such individual.

(3)
Represents shares owned by clients of Wellington Management Company ("Wellington"), which serves as investment advisor to such clients. Wellington has shared voting power with respect to 4,395,061 shares and shared dispositive power with respect to 4,739,861 shares. Wellington has indicated that the Treasurer of the State of North Carolina Equity Investment Pooled Trust is the owner of record of more than five percent of Adolor's common stock.

(4)
Mr. Felix Baker and Mr. Julian Baker (collectively, the "Baker Brothers") have shared voting and dispositive power with respect to 4,522,772 shares. The Baker Brothers have the power to control the investment decisions of the shares held by the following limited partnerships: (i) Baker Bros. Investments II, L.P.—2,979 shares; (ii) 667, L.P.—81,117 shares; (iii) Baker Brothers Life Sciences, L.P.—4,304,533 shares; (iv) 14159, L.P.—121,134 shares; and (v) Baker/Tisch Investments, L.P.—13,009 shares. As such, the Baker Brother may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shares power to dispose of or direct the disposition of such securities.

(5)
Represents shares owned by clients of Westfield Capital Management Company, LP ("Westfield Capital") in its capacity as investment advisor. Westfield Capital's clients have the right to receive, or the power to direct the receipt of, dividends or proceeds from the sale of these shares. Westfield Capital has sole voting power with respect to 2,875,255 shares and sole dispositive power with respect to 3,739,005 shares.

(6)
BlackRock, Inc. beneficially owns 3,300,090 shares of which it has sole voting power and sole dispositive power with respect to all such shares.

(7)
Shares are beneficially owned by Renaissance Technologies LLC ("RT"), of which James H. Simons is a control person and thus he also is deemed to be a beneficial owner of such shares. Certain funds and accounts of RT have the right to receive dividends and proceeds from the sale of these securities. RIEF Trading LLC holds of record more than 5% of such securities.

(8)
Common Stock and the percent of class listed as being beneficially owned include outstanding options to purchase Common Stock which are exercisable within 60 days of February 15, 2010, as follows: Mr. Dougherty, 881,038 shares; Mr. Limongelli, 68,748 shares; Mr. Maurer, 175,657; Dr. Salinas, 93,748 shares; Mr. Webster, 73,436 shares; Mr. Anido, 115,000 shares; Dr. Gemayel, 71,667 shares; Dr. Goddard, 139,000 shares; Mr. Hager, 115,000 shares; Mr. Madden, 252,500 shares; Dr. Magni, 23,334 shares; Dr. Nash, 164,000 shares; Mr. Nickelson, 115,000 shares; and all directors and executive officers as a group, 2,288,128 shares.

(9)
Includes 37,500 restricted shares of Common Stock that will vest on the date that the FDA approves for commercial sale a NDA for alvimopan for use in opioid bowel dysfunction.

(10)
Includes 27,265 shares owned by The Goddard Family Trust, Paul Goddard and Jacqueline Goddard Trustees.

(11)
Includes 70,000 shares owned by the Madden 2002 Trust.

(12)
Includes 10,000 shares owned by The Nickelson Family Trust, of which Mr. Nickelson is the sole trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that each director and executive officer of the Company, and any other person who owns more than ten percent of the Company's Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such directors, executive officers and greater-than-ten-percent stockholders are required by regulation to furnish the Company with copies of such reports. To the knowledge of the Company, based solely upon its review of reports furnished to it, as well as written representations from its directors and executive officers to the effect that no other such reports were required to be filed, each covered person met all fiscal 2009 Section 16(a) filing requirements.

ITEM 1—ELECTION OF CLASS III DIRECTORS

        Our Amended and Restated Certificate of Incorporation and Restated Bylaws provide that our business will be managed by a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. Our Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

        The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of the three Class III directors, Paul Goddard, Ph.D., Claude H. Nash, Ph.D. and Donald Nickelson, expires at this 2010 Annual Meeting. The term of the three Class I directors, Armando Anido, Michael R. Dougherty and George V. Hager, Jr., expires at our 2011 Annual Meeting. The term of the three Class II directors, Georges Gemayel, Ph.D., David M. Madden and Guido Magni, M.D., Ph.D., expires at our 2012 Annual Meeting.

        Director candidates were nominated by the Nominating Committee of the Board of Directors. Stockholders also are entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth above under the heading "Governance of the Company—How does the Board select nominees for the Board?" The Nominating Committee of our Board of Directors did not receive a recommendation for a director nominee from any stockholder of our Common Stock by December 1, 2009.

        At the Annual Meeting, three Class III directors are to be elected. Each of the nominees listed below has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class III director will be elected to serve until our 2013 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the 2010 Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast and abstentions will not be counted for the purposes of the election of directors. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for election of the three Class III directors.

        Set forth below is information regarding each nominee for Class III director.

NOMINEES FOR DIRECTOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH
OF THE FOLLOWING NOMINEES FOR ELECTION AS A CLASS III DIRECTOR.

Incumbent Class III Directors

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Paul Goddard, Ph.D.	60	Dr. Goddard served as a consultant for us from August 2003 to July 2005. In 2003, Dr. Goddard joined ARYx Therapeutics, Inc., a publicly-traded product-based biopharmaceutical company, as the Chairman of the Board and in April 2005 was appointed as Chief Executive Officer. In the period between 2000 and 2005, he served as chairman and part-time executive of several companies, including XenoPort, Inc., a private biopharmaceutical company, and AP Pharma, Inc., a specialty pharmaceutical company focused on the development and commercialization of innovative medical treatments, and he currently serves as	2000

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
		AP Pharma's chairman. From 1998 until 2000, Dr. Goddard served as Chief Executive Officer of Elan Pharmaceuticals, a division of Elan Corporation, plc. Dr. Goddard served as Chairman, Chief Executive Officer and a director of Neurex Corporation from 1991 to 1998 when the company was acquired by Elan. Prior to 1991, Dr. Goddard held various senior management positions at SmithKline Beecham, including senior vice president strategic marketing and senior vice president Far East region. Dr. Goddard is on the Board of Directors of ARYx Therapeutics, Inc., AP Pharma, Inc. and Onyx Pharmaceuticals. Dr. Goddard served as Chairman of the Board of XenoPort, Inc. from 2000 to 2005 and a director of Molecular Devices, Inc. from 1999 to 2006. Dr. Goddard received a Ph.D. in Atieology and Epidemiology of Colon Cancer from St. Mary's Hospital, University of London.

The Board concluded that Dr. Goddard should serve as a Director of the Company as of the date of this Proxy Statement on the basis of more than 30 years of experience in the pharmaceutical industry as an executive and director. In addition, Dr. Goddard has a Ph.D. in Atieology and Epidemiology of Colon Cancer.

Claude H. Nash, Ph.D.	67

Dr. Nash currently is Chairman of the Board of Directors of Bloodstone Ventures, plc, a United Kingdom Company focused on working with universities to start new companies, and he previously served as Chief Executive Officer and Chairman of Bloodstone from August 2007 through December 2007. From 2004 through 2006, he held the position of Vice President Research and Development at the University of Maryland Biotechnology Institute. He served on the board of directors of ViroPharma Incorporated from that company's inception in 1994 to 2003, serving as Chairman from 1997 to 2002, and served as Chief Executive Officer and President from 1994 until 2000. From 1983 to 1994, Dr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research Institute. Dr. Nash currently serves as the Chairman of the Board of Directors of Accera Incorporated, a startup drug discovery company with a proprietary focus on Alzheimer's disease. He also serves on the Board of Directors of Selectx Pharma, a private biotechnology company focused on the discovery of new antibiotics, and as an advisor to Rapid Trials, a private company focused on optimizing clinical site performance to speed enrollment and reduce costs. Dr. Nash has a B.S. in Biology and Chemistry from Lamar University, an M.S. in Microbiology and a Ph.D. in Microbial Genetics and Biochemistry from Colorado State University.

			2000

The Board concluded that Dr. Nash should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his more than 30 years of experience in the pharmaceutical and healthcare industry as

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
		a scientist, executive, director and advisor. He has experience working in and with both large and small public traded and private biotechnology companies.
Donald Nickelson	77

Mr. Nickelson is Chairman of the Board of Cross Match Technologies, Inc., a leading provider of biometric identity management systems. Mr. Nickelson also is Vice Chairman and Director of Harbour Group Industries Inc., a leveraged buy-out firm, Chairman of the Board of Advisor of Celtic Therapeutics and serves on the Advisory Board of Celtic Pharmaceutical Holdings, L.P. and is a director at several private companies. Mr. Nickelson retired as President of Paine Webber Group in 1990, after a distinguished career in the financial industry for over 39 years. He also previously served as Lead Trustee of the Mainstay Mutual Fund Groups from 1994 to 2007, was Chairman of the Board of Omniquip International, Inc, Greenfield Industries, Vie Financial Group, and Flair Corporation. From June 2003 to November 2009, Mr. Nickelson served as a director of First Advantage Corporation, a publicly traded provider of risk mitigation and business solutions. Mr. Nickelson also has served as a director of W.P. Carey & Co., LLC, Royalty Pharma AG, Allied Healthcare Products, DT Industries, as well as Selectide Corporation and Sugen, Inc., two biotechnology companies. In addition, Mr. Nickelson served as Chairman of the Pacific Stock Exchange and as Director of the Chicago Board Options Exchange.

			2003

The Board concluded that Mr. Nickelson should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his more than 50 years of business experience as an executive and a director. Mr. Nickelson has worked or served in numerous industries, including the financial, pharmaceutical and health care industries, and brings extensive experience as a director of more than 15 companies during his career.

Incumbent Class I Directors to Continue in Office for Terms Expiring in 2011

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Armando Anido	52	Mr. Anido serves as Chief Executive Officer and President of Auxilium Pharmaceuticals, Inc., a publicly-traded specialty biopharmaceutical company focused on developing and marketing products to urologists, endocrinologists, orthopedists and select primary care physicians. Prior to becoming CEO of Auxilium, Mr. Anido held the position of Executive Vice President, Sales and Marketing for MedImmune, Inc. from 1999 to 2006, where he was responsible for worldwide commercialization of its portfolio. He also served on the Executive Committee and Product Development Committee. Prior to MedImmune, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he	2003

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
		served as Vice President, Central Nervous System Marketing after joining the company as Director, HIV Marketing. Mr. Anido was employed by Lederle Labs from 1989 to 1995 in various commercial roles, culminating as Vice President, Anti-infectives. Mr. Anido serves on the board of Auxilium Pharmaceuticals, Inc. Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University.

The Board concluded that Mr. Anido should continue serving as a Director of the Company as of the date of this Proxy Statement on the basis of his current experience as a CEO of a commercial-stage biopharmaceutical company and his past experience in the areas of sales and marketing, particularly as the head of sales and marketing at MedImmune for seven years. In addition, Mr. Anido has nearly 30 years of experience in the pharmaceutical industry.

Michael R. Dougherty	52

Mr. Dougherty was appointed as President and Chief Executive Officer and a member of the Board of Directors on December 14, 2006. Mr. Dougherty served as our Senior Vice President, Chief Operating Officer and Treasurer from April 2003 until December 14, 2006. From April 2003 until October 31, 2005, he also was our Chief Financial Officer. He joined us as our Senior Vice President of Commercial Operations in November 2002. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served as President and Chief Executive Officer at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly traded biotechnology company, and as Senior Vice President and Chief Financial Officer at Centocor, Inc., a publicly traded biotechnology company. Mr. Dougherty has served on the Board of Directors of ViroPharma Incorporated since January 2004. Mr. Dougherty received a B.S. from Villanova University.

			2006

The Board concluded that Mr. Dougherty should continue serving as a Director of the Company as of the date of this Proxy Statement on the basis of his position of CEO of the Company, his over seven years of experience at Adolor and his nearly 30 years of experience in the pharmaceutical industry. At Adolor, Mr. Dougherty has held the roles of CFO, Chief Operating Officer and Treasurer and Senior Vice President of Commercial Operations and he possesses a significant amount of knowledge of the Company's operations, history, challenges and opportunities. In addition, Mr. Dougherty brings past experience as a CEO of a publicly traded biotechnology company and experience (both currently and in the past) as a director of publicly traded biotechnology and pharmaceutical companies.

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
George V. Hager, Jr.	54

Mr. Hager serves as Chairman and Chief Executive Officer of Genesis HealthCare, a provider of healthcare and support services to the elderly which was spun off by Genesis Health Ventures, Inc. in 2003. Prior to becoming CEO of Genesis HealthCare, Mr. Hager was Executive Vice President and Chief Financial Officer and was responsible for corporate finance, information services, reimbursement and risk management of Genesis Health Ventures, Inc. He joined Genesis Health Ventures, Inc. in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 20 years experience in the health care industry including leading KPMG LLP's health care practice in Philadelphia from 1989 to 1992. He received a Bachelor of Arts in Economics from Dickinson College and a Master of Business Administration degree from Rutgers Graduate School of Management. He is a certified public accountant; member of the Board of Trustees and finance committee of The University of the Sciences in Philadelphia; a member of the Board and strategic planning and executive committees of the National Investment Center, a member of the Board of the Delaware Valley Chapter of the Alzheimer's Association; and a member of the Board and audit committee chair of REACH Medical Holdings,  Inc., a medical transportation company. In 2000, while Mr. Hager was Vice President and Chief Financial Officer, Genesis Health Ventures, Inc. filed for bankruptcy. Genesis Health Ventures, Inc. emerged from bankruptcy in 2001.

			2003

The Board concluded that Mr. Hager should continue serving as a Director of the Company as of the date of this Proxy Statement on the basis of his over 20 years of experience in the healthcare field, including his current service as Chairman and CEO of Genesis HealthCare. In addition, Mr. Hager's status as a certified public accountant, former audit partner at a nationally recognized public accounting firm and as a public company chief financial officer enables him to bring specific financial expertise to his role as a Director and as Chairman of the Company's Audit Committee.

Incumbent Class II Directors to Continue in Office for Terms Expiring in 2012.

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Georges Gemayel, Ph.D.	49	From June 2008 until November 2009, Dr. Gemayel served as President, Chief Executive Officer and a director of Altus Pharmaceuticals Inc., a publicly-traded pharmaceutical company. From 2003 to May 2008, Dr. Gemayel served as Executive Vice President Therapeutics and Biosurgery for Genzyme Corporation, where he was responsible for Genzyme's global therapeutics, transplant, renal and	2007

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
		biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann-La Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-SUD University. In November 2009, while Dr. Gemayel was President, Chief Executive Officer and a director, Altus Pharmaceuticals filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and ceased operations at such time.

The Board concluded that Dr. Gemayel should continue serving as a Director of the Company as of the date of this Proxy Statement on the basis of over 20 years of experience in management and leadership roles at publicly-traded pharmaceutical companies and his expertise as a pharmacologist. Most recently, Dr. Gemayel served as President, CEO and a director of Altus Pharmaceuticals.

David M. Madden	47

Mr. Madden was elected Chairman of the Board in May 2005. Mr. Madden served as our Interim President and Chief Executive Officer from August 8, 2005 to December 14, 2006. Mr. Madden is a Founder and Principal with Narrow River Management, LP, an investment management company with a focus on equity investments in the emerging pharmaceutical industry. Mr. Madden also is Chairman of the Board of Dicerna Pharmaceuticals, Inc., a private, development stage biopharmaceutical company. Mr. Madden was Co-Chief Executive Officer of Royalty Pharma AG, a private investment management firm specializing in the acquisition of royalty interests in pharmaceutical products, from October 2000 to 2003, and from 1997 to October 2000, he served as a Managing Member of Pharmaceutical Partners, LLC. From 1992 to 1995, Mr. Madden was President, Chief Executive Officer and a Director of Selectide Corporation, a development stage pharmaceutical company that was acquired by Marion Merrill Dow in 1995. Mr. Madden was a consultant to Marion Merrill Dow during part of 1995. Mr. Madden serves as member of the board of directors of the Hospital for Special Surgery. Mr. Madden served as a member of the board of directors of Royalty Pharma AG until March 2004. Mr. Madden has a B.S. in Electrical Engineering from Union College and an M.B.A. from Columbia University.

			2000

The Board concluded that Mr. Madden should continue serving as a Director of the Company as of the date of this Proxy Statement on the basis of more than 20 years of experience and expertise in both the pharmaceutical, healthcare and financial services industries. Mr. Madden's relevant experience also includes serving as a President and

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
		CEO of a development stage pharmaceutical company and as interim President and CEO at Adolor.
Guido Magni, M.D., Ph.D	56	Dr. Magni was appointed to the Board in June 2008. In the last 20 years, Dr. Magni has held senior positions in the drug development departments of Wyeth Ayerst and F. Hoffmann-La Roche. From 1995 to January 2008, Dr. Magni served as the Global Head of Medical Science, Global Drug Development, Pharmaceuticals Division, at F. Hoffmann-La Roche. Dr. Magni received his M.D. from the University of Padua, Italy, and a Ph.D. from the University of Rome, Italy.	2008

The Board concluded that Dr. Magni should continue serving as a Director of the Company as of the date of this Proxy Statement based on more than 20 years of drug development experience and expertise at large, publicly-traded pharmaceutical companies.

ITEM 2—RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010

        The Audit Committee has reappointed KPMG as the Company's independent registered public accountants for the year ending December 31, 2010, and the Board of Directors has directed that management submit the selection of KPMG as independent registered public accountants for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of KPMG as the Company's independent registered public accountants is not required by Adolor's bylaws, Delaware corporate law or otherwise. The Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG as independent registered public accountants, the Board or Audit Committee may reconsider whether to retain that firm for fiscal 2010.

        Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed by KPMG to the Company for:

	2008	2009
Audit fees(1)	$364,622	$323,668
Audit-related fees	—	—
Tax fees(2)	14,500	53,100
All other fees	—	—

TOTAL	$379,122	$376,768

(1)
Fees for professional services performed by KPMG for the audit of the Company's annual financial statements and of the effective operation of internal control over financial reporting and review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)
Fees for professional services performed by KPMG with respect to tax consultation and tax compliance services.

        The Audit Committee's policy is to pre-approve the engagement of KPMG to render all audit and tax-related services for the Company, as well as any changes to the terms of the engagement. The Audit Committee also will pre-approve all non-audit related services proposed to be provided by the Company's independent registered public accountants. The Audit Committee reviews the terms and description of, and budget for, the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee, through a written consent or by a designated member of the Audit Committee. All services performed by KPMG in 2009 were pre-approved by the Audit Committee in accordance with the Audit and Non-audit Services Pre-approval Policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 2.

OTHER MATTERS

        The Board is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting in accordance with the Company's bylaws, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment on such matters. The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

        The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers, directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also has requested banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from beneficial owners, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard. We may engage a professional proxy solicitation firm to assist us with the solicitation of proxies prior to the Annual Meeting. If we do engage such a firm, we do not expect to pay more than $50,000 plus expenses for its services.

Advance Notice Provisions

        Under the Company's bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company not earlier than the close of business on the one hundred and twentieth day nor later than the close of business on the ninetieth day prior to the first anniversary of the preceding year's Annual Meeting. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See "Governance of the Company—How does the Board select nominees for the Board?" for additional information about stockholder nominations. These requirements are separate from and in addition to requirements that a stockholder must meet to have a stockholder proposal included in the Company's Proxy Statement.

Stockholder Proposals for the 2011 Annual Meeting

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2011 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company at its offices at 700 Pennsylvania Drive, Exton, PA 19341, no later than December 7, 2010.

Annual Report on Form 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to Investor Relations, Adolor Corporation, 700 Pennsylvania Drive, Exton, PA 19341, (484) 595-1500. The Annual Report on Form 10-K is being mailed with this Proxy Statement, but does not constitute a part of this Proxy Statement.

By Order of the Board of Directors,
JOHN M. LIMONGELLI Secretary
Exton, Pennsylvania March 26, 2010

[FORM OF PROXY CARD]

PROXY	PROXY

ADOLOR CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2010

The undersigned hereby appoints Michael R. Dougherty and John M. Limongelli, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Adolor Corporation to be held on May 18, 2010, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on any other matters properly brought before the Annual Meeting of Stockholders to be held on May 18, 2010 or any postponements or adjournments thereof, all as set forth in the Proxy Statement dated March 26, 2010.

This proxy/voting instruction card is solicited on behalf of the Board of Directors of Adolor Corporation pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 26, 2010, receipt of which is hereby acknowledged.  When properly executed, this proxy will be voted as directed, or if no direction is given, will be voted for all nominees named in Item 1 and for Item 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 AND 2 BELOW:

PLEASE SEE BELOW FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.

Please mark your votes as indicated in this example: ☒

	FOR all nominees	FOR all nominees except (see instructions below)	WITHHOLD for all nominees
1. ELECTION OF THE FOLLOWING NOMINEES AS CLASS III DIRECTORS:	☐	☐	☐
Paul Goddard, Ph.D. Claude H. Nash, Ph.D. Donald Nickelson

Instructions: To WITHHOLD for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” above and, in the space below, write in the name of the nominee(s) for whom you wish to WITHHOLD

	FOR	WITHHOLD	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2010	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN A DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED  AT THE MEETING FOR ALL NOMINEES NAMED IN ITEM 1 AND ITEM 2 AND WILL GRANT AUTHORITY TO THE PROXY HOLDER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF ADOLOR CORPORATION.

Signature(s)	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT — VOTE TODAY IN ONE OF THREE WAYS:

1.              VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter the control number at the bottom of the page.  You will need to respond to only a few simple prompts.  Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone telephone

OR

2.              VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.              VOTE BY MAIL:  If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR PROXY CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Philadelphia time, on May 17, 2010.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.